PARK ELECTROCHEMICAL CORP.
                                                        NEWS RELEASE
Contact:  Murray Stamer                        48 South Service Road
                                                  Melville, NY 11747
                                                      (631) 465-3600

            PARK ELECTROCHEMICAL REPORTS FOURTH QUARTER AND
                          FISCAL YEAR RESULTS

MELVILLE,  New  York, April 26, 2005......Park Electrochemical  Corp.
(NYSE-PKE) reported sales of $51,212,000 for the fourth quarter ended February 27, 2005 compared to sales from continuing operations of $55,289,000 for the fourth quarter of last year. Park's sales for the fiscal year ended February 27, 2005 were $211,187,000 compared to sales from continuing operations of $194,236,000 for the prior year.

Park reported net profit of $4,945,000 for the fourth quarter ended February 27, 2005 compared to net profit from continuing operations before special items of $4,124,000 for last fiscal year's fourth quarter. During the prior year's fourth quarter ended February 29, 2004, the Company recognized a loss from the discontinued operation of its Dielektra GmbH subsidiary in Germany of $23,172,000. Inclusive of this loss from discontinued operations and special items the net loss was $15,424,000 for last fiscal year's fourth quarter ended February 29, 2004.

For the year ended February 27, 2005, Park reported net profit before special items of $18,102,000 compared to net profit from continuing operations before special items of $7,031,000 for the prior fiscal year. Net earnings for the year ended February 27, 2005, including a gain on an insurance settlement and realignment charges recorded during the third quarter, were $21,605,000 compared to a net loss of $3,852,000, inclusive of the loss on discontinued operations and special items, for last year.

Park reported diluted earnings per share of $.25 for the fourth quarter ended February 27, 2005 compared to diluted earnings per share from continuing operations before special items $.20 for last year's fourth quarter. For the year ended February 27, 2005, diluted earnings per share before special items were $.90. Inclusive of special items, diluted earnings per share were $1.08 for the year ended February 27, 2005. Diluted earnings per share from continuing operations before special items were $.35 for the prior year ended February 29, 2004. The diluted loss per share, inclusive of the loss from discontinued operations and special items, was $.19 for the prior year ended February 29, 2004.

Brian Shore, Park's President and CEO, said: "The condition of the global markets for our electronics materials products were mixed during our fourth quarter, and not remarkably different from their condition in the third quarter. As we have discussed over and over again with you, our forward visibility regarding our global electronic materials markets is generally very poor, and, accordingly, it is difficult to intelligently comment on our current first quarter expectations, except to say that the condition of our global electronics markets in our current first quarter is similar to the electronics market condition during the third and fourth quarters of last year. On the other hand, the military, aerospace and specialty applications markets for our FiberCote advanced composite materials business continued to be healthy during the fourth quarter, with particular strength coming from the rocket motor, UAV and commercial aircraft components of those markets. We believe the markets for our FiberCote advanced composite materials business will continue to be healthy during our first quarter. The installation of the additional treater at our FiberCote facility in Waterbury, Connecticut is currently being completed, and we expect that treater to be operational during our second quarter."

Brian Shore concluded, "We continue to invest our company's human and financial resources in the higher technology aspects of our electronics material business and our advanced composite materials business. We are currently dedicating a significant portion of our high-level human resources toward the process of reinventing our company from an electronic laminate company into an advanced materials company which produces high-technology digital and RF/microwave printed circuit materials and advanced composite materials for the electronics, military, aerospace, wireless communication, specialty and industrial markets."

The Company will conduct a conference call to discuss its financial results at 11:00 a.m. EDT today. Forward-looking and other material information may be discussed in this conference call. The conference call dial-in number is (800) 818-6852.

For those unable to listen to the call live, a conference call replay will be available from approximately 2:00 p.m. EDT today through 11:59 p.m. EDT on Saturday, April 30, 2005. The conference call replay can be accessed by dialing (888) 203-1112 and entering passcode 4391315 or on the Company's website at www.parkelectro.com under the caption "Investor Conference Calls".

Any additional material financial or statistical data disclosed in the conference call will also be available at the time of the conference call on the Company's web site at www.parkelectro.com under the caption "Investor Conference Calls".

Park believes that an evaluation of its ongoing operations would be difficult if the disclosure of its financial results were limited to generally accepted accounting principles ("GAAP") financial measures, which include special items, such as the gain on the insurance settlement, realignment and severance charges and the gain on the Delco lawsuit. Accordingly, in addition to disclosing its financial results determined in accordance with GAAP, Park discloses non-GAAP operating results that exclude special items in order to assist its shareholders and other readers in assessing the company's operating performance, since the Company's on-going, normal business operations do not include such special items. The detailed operating information presented below reconciles the non-GAAP results from continuing
operations   before  special  items  to  earnings   from   continuing
operations determined in accordance with GAAP. Such non-GAAP financial measures are provided to supplement the results provided in accordance with GAAP.

Certain portions of this press release may be deemed to constitute forward looking statements that are subject to various factors which could cause actual results to differ materially from Park's expectations. Such factors include, but are not limited to, general conditions in the electronics industry, Park's competitive position, the status of Park's relationships with its customers, economic conditions in international markets, the cost and availability of utilities, and the various factors set forth under the caption "Factors That May Affect Future Results" after Item 7 of Park's
Annual Report on Form 10-K for the fiscal year ended February 29, 2004.

Park Electrochemical Corp. is a global advanced materials company which develops and manufactures high-technology digital and RF/microwave printed circuit materials and advanced composite materials for the electronics, military, aerospace, wireless communication, specialty and industrial markets. The Company's manufacturing facilities are located in Singapore, China (currently under construction), France (two facilities), Connecticut, New York, Arizona and California. The Company operates under the FiberCote, Nelco and Neltec names.

Additional corporate information is available on the Company's website at www.parkelectro.com.
The performance table (in thousands, except per share amounts):

                                   13 weeks ended      52 weeks ended
                                  2/27/05  2/29/04    2/27/05  2/29/04

Sales from Continuing Operations   $51,212  $55,289   $211,187 $194,236

Net Profit from Continuing
Operations before Special Items    $ 4,945  $ 4,124   $ 18,102 $  7,031
After-Tax Special Items                  -    3,624      3,503   22,878
Loss from Discontinued Operations,
 Net of Taxes                            -  (23,172)         -  (33,761)
     Net Earnings                  $ 4,945 $(15,424)  $ 21,605 $ (3,852)

Diluted Earnings Per Share:
Net Profit from Continuing
 Operations before Special Items   $  0.25  $  0.20   $  0.90  $   0.35
After-Tax Special Items                  -     0.18      0.18      1.15
Loss from Discontinued Operations,
 Net of Taxes                            -    (1.14)        -     (1.69)
     Net Earnings (Loss)           $  0.25  $ (0.76)   $ 1.08  $  (0.19)

Diluted Weighted Average Shares
 Outstanding                        20,058    20,167   20,075    19,991


The comparative balance sheets (in thousands):

                                          2/27/05    2/29/04
 Assets
 Current Assets
  Cash and Marketable Securities         $189,578  $189,186
  Accounts Receivable, Net                 35,722    36,149
  Inventories                              15,418    11,707
  Other Current Assets                      2,944     3,040

      Total Current Assets                243,662   240,082

  Fixed Assets, Net                        63,251    70,569
  Other Assets                                398       419

      Total Assets                       $307,311  $311,070

 Liabilities and Stockholders' Equity
 Current Liabilities
  Accounts Payable                       $ 15,121  $ 14,913
  Accrued Liabilities                      20,566    24,468

      Income Taxes Payable                  6,474     3,248

      Total Current Liabilities            42,161    42,629

  Deferred Income Taxes                     5,042     5,107
  Liabilities from Discontinued
   Operations                              17,251    19,438

      Total Liabilities                    64,454    67,174

  Stockholders' Equity                    242,857   243,896

       Total Liabilities and
        Shareholders' Equity             $307,311  $311,070

  Equity Per Share                         $12.19    $12.33

 Detailed operating information (in thousands):

                                  13 Weeks Ended     52 Weeks Ended
                                2/27/05   2/29/04   2/27/05   2/29/04
 Continuing Operations
  Net  Sales                    $51,212   $55,289  $211,187  $194,236
  Cost of Sales                  40,932    42,895   167,937   161,536
    %                             79.9%     77.6%     79.5%     83.2%
  Gross Profit                   10,280    12,394    43,250    32,700
    %                             20.1%     22.4%     20.5%     16.8%
  Selling, General and
   Administrative Expenses        5,816     7,708    26,960    27,962
    %                             11.4%     13.9%     12.8%     14.4%
  Profit from Operations          4,464     4,686    16,290     4,738
    %                              8.7%      8.5%      7.7%      2.4%
  Other Income                      988       764     3,386     2,958
    %                              1.9%      1.4%      1.6%      1.6%
  Pre-Tax Operating Profit        5,452     5,450    19,676     7,696
    %                             10.6%      9.9%      9.3%      4.0%
  Income Tax Provision              507     1,326     1,574       665
    Effective Tax Rate             9.3%     24.3%      8.0%      8.6%
  Net Profit from Continuing
   Operations before Special
   Items                          4,945     4,125    18,102     7,031
    %                              9.7%      7.5%      8.6%      3.6%

 Special Items:
  Delco Lawsuit                      -         -         -     33,088
    %                                -         -         -      17.0%
  Realignment Charges                -       (30)     (625)   (8,469)
    %                                -      -0.0%     -0.3%     -4.4%
  Gain on Sale of UK Real Estate     -         -         -        429
    %                                -         -         -       0.2%
  Insurance Gain                     -         -     4,745         -
    %                                -         -      2.2%         -
  Income Tax Provision (Benefit)     -    (3,654)      617      2,170
   Effective Tax Rate                -         -     15.0%       8.7%
   After-Tax Special Items           -     3,624     3,503     22,878
    %                                -      6.5%      1.7%      11.8%
 After Special Items:
  Earnings from Continuing
  Operations before Income Taxes  5,452    5,420    23,796     32,744
    %                             10.6%     9.8%     11.3%      16.9%
  Income Tax Provision (Benefit)    507  (2,328)     2,191      2,835
   Effective Tax Rate              9.3%   -43.0%      9.2%       8.7%
  Net Earnings from Continuing
   Operations                     4,945    7,748    21,605     29,909
    %                              9.7%    14.0%     10.2%      15.4%
 Loss from Discontinued
  Operations, Net of Taxes           -  (23,172)        -    (33,761)
    %                                -    -41.9%        -      -17.4%
  Net Earnings (Loss)          $ 4,945 $(15,424)   $21,605  $ (3,852)
    %                             9.7%      1.9%     10.2%       8.3%

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